Exhibit 10.1

CONSENT AND AMENDMENT AGREEMENT

This Consent and Amendment Agreement, dated March 14, 2004, is made by BayStar Capital II, L.P. (“BayStar”) in its capacity as the sole holder of all of the outstanding shares of Series B Preferred Stock, par value $0.0001 per share (the “Series B Shares”), of Commerce One, Inc. (the “Company”), and by and between BayStar and the Company in their capacities as parties to the Securities Purchase Agreement, dated July 10, 2003 (the “Securities Purchase Agreement”), the Registration Rights Agreement, dated July 10, 2003 (the “Registration Rights Agreement”) and related warrants (the “Warrants”)(collectively, the “Financing Agreements”).

WHEREAS:

A.            The Company and BayStar desire to amend certain provisions of the Registration Rights Agreement to provide the Company with ninety (90) additional days before BayStar can demand that the Company redeem the Series B Shares for the failure of the Company to have the BayStar Registration Statement (as defined below) declared effective by the Securities and Exchange Commission.

B.            The Company and BayStar desire to amend the Registration Delay Payments provisions provided for in the Registration Rights Agreement and settle on compensation for all accrued penalties.

1.             BayStar, in its capacity as both the sole holder of all of the outstanding Series B Shares and as a party to the Financing Agreements, together with the Company, hereby agree and consent to the amendment of:

(a)           Section 2a of the Registration Rights Agreement by substituting the following for the last sentence of such section:

“The Company shall use its reasonable best efforts to have the Registration Statement declared effective on or before April 5, 2004 (the “Effectiveness Deadline”) or, if sooner, as soon as practicable.  For the avoidance of doubt, the lack of effectiveness of the Registration Statement prior to or on July 4, 2004 shall not constitute a lapse or unavailability of the Registration Statement for purposes of Section 3(b)(ii) of the Certificate of Designations.” and

(b)           Section 3a of the Registration Rights Agreement by substituting the following for the first sentence of such section:

“The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the Registrable Securities (but in no event later than the applicable Filing Deadline) and use its reasonable best efforts to have the Registration Statement relating to the Registrable Securities declared effective on or before the Effectiveness Deadline or, if sooner, as soon as practicable.  For the avoidance of doubt, the lack of effectiveness of the Registration Statement prior to or on July 4, 2004 shall not constitute a lapse or unavailability of the Registration Statement for purposes of Section 3(b)(ii) of the Certificate of Designations.”

2.             BayStar, in its capacity as a party to the Financing Agreements, hereby waives its right to receive Registration Delay Payments as contemplated in Section 2f of the Registration Rights Agreement, and any interest or penalties thereon, whether accrued now or accruing in the future, with respect to the failure of the Registration Statement on Form S-3 (File No. 333-108144)(the “BayStar Registration Statement”) to be effective at any time on or before July 4, 2004.

3.             In consideration of BayStar’s consent and agreements hereunder, the Company hereby agrees to pay $200,000 (the “Cash Payment”) to BayStar and to issue to BayStar shares of its common stock, $.0001 par value per share, having an aggregate fair market value of $947,000 (the “Common Shares”).  The Company shall make the Cash Payment to BayStar by wire transfer on or before April 1, 2004.  In the event that the Cash Payment is not paid in full on or before the April 1, 2004, simple interest shall accrue on the unpaid portion of the Cash Payment at the maximum rate permitted by applicable law (but in no event more than 25% per day).  In the event that the Cash Payment is not paid in full on or prior to April 5, 2004, this Consent and Amendment Agreement shall be null and void and have no further force and effect (for purposes of clarification, the amendments as contemplated herein to the Registration Rights Agreement shall not be effective) and the issuance of the Common Shares shall be deemed to be a penalty and BayStar shall not have any obligation to return such Common Shares.  The fair market value of the Common Shares shall be determined based on the average of the closing bid prices of the Company’s common stock on the Nasdaq National Market for the five trading days immediately preceding the date of this Consent and Amendment Agreement.  The issuance of the Common Shares, and the delivery of the certificates representing the Common Shares shall take place at a time and place to be mutually agreed by the parties, but in no event later than five (5) business days following the date hereof.

4.             Other than as set forth in the SEC Documents (as defined below), the Company represents and warrants to BayStar that (for the purposes of this Section 4, “knowledge” of the Company shall mean the actual knowledge of the officers of the Company):

(a)           Organization and Qualification.  The Company and its “Subsidiaries” (which for purposes of this Consent and Amendment Agreement means any entity in which the Company, directly or indirectly, owns more than 50% of the capital stock or holds a more than 50% equity or similar interest) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are organized, and have the requisite corporate or other power and authorization to own their properties and to carry on their business as now being conducted.  Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.  As used in this Consent and Amendment Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under this Consent and Amendment Agreement.

(b)           Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into and perform its obligations under this Consent and Amendment Agreement and to issue the Common Shares in accordance with the terms hereof.  The execution and delivery of the Consent and Amendment Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of the Common Shares and the Cash Payment, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders.  This Consent and Amendment Agreement has been duly executed and delivered by the Company, and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)           Issuance of Common Shares.  The Common Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued, free from all documentary stamp, transfer or similar taxes (provided that such taxes shall be limited to United States federal taxes, state taxes and taxes of the jurisdiction of incorporation of the Company), liens and charges with respect to the issue thereof (other than restrictions on transfer under federal and state securities laws and other agreements between the Company and BayStar).  Assuming the accuracy of each of the representations and warranties of Buyer contained in Section 4, the issuance by the Company of the Common Shares is exempt from registration under the Securities Act of 1933, as amended (the “Act”).

(d)           No Conflicts.  The execution, delivery and performance of this Consent and Amendment Agreement, by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Common Shares and the Cash Payment) will not (i) result in a violation of the certificate of incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock or bylaws of the Company or any Subsidiary, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Nasdaq National Market) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(e)           Consents.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain to execute, deliver or perform any of its obligations under or contemplated by this Consent and Amendment Agreement in accordance with its terms have been obtained or effected on or prior to the date hereof.  The Company and its Subsidiaries are unaware of any facts or circumstances which might reasonably be expected to prevent the Company from obtaining or effecting any of the foregoing.  The Company is not to its knowledge in violation of the listing requirements of the Nasdaq National Market and has no knowledge of any facts which would reasonably lead to delisting or suspension of its Common Stock in the foreseeable future.

(f)            No Material Misstatements or Omissions.  The information provided by the Company to BayStar in connection with the transactions contemplated by this Consent and Amendment Agreement, together with the Company’s Form 10-K for the year ended December 31, 2002, and all subsequent filings by the Company with the Securities and Exchange Commission (the “SEC Filings”), does not contain any untrue statement of a material fact or omit to state a material fact necessary to make such information, in light of the circumstances under which it was provided, not misleading.

5.             BayStar hereby represents to the Company that: (a) it is an “accredited” investor within the meaning of the Act, (b) it is acquiring the Common Shares for investment purposes without a view to a distribution therof in violation of the Act, (c) it has received all information that it has requested from the Company in connection with the transactions contemplated by this Consent and Amendment Agreement, (d) it is aware that the Common Shares are subject to restrictions on resale under federal and state securities laws and the certificate representing such shares will bear legends to that effect, (e) it understands that the Company is relying on its representations and warranties contained herein to determine, in part, the exemption from registration for the transactions contemplated by this Consent and Amendment Agreement, (f) this Consent and Amendment Agreement has been duly and validly authorized, executed and delivered on behalf of BayStar and represents the legal, valid and binding obligation of BayStar, enforceable against BayStar in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies, (g) the execution, delivery and performance of Consent and Amendment Agreement by BayStar and the consummation by BayStar of the transactions contemplated hereby and thereby will not (i) result in a violation of the constituent documents of Baystar or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which BayStar is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to BayStar or by which any property or asset of BayStar is bound or affected, except in the case of clauses (ii) and (iii), for such breaches or defaults as would not be reasonably expected to have a material adverse effect on such BayStar ability to consummate the transactions contemplated hereby.

6.             The following paragraphs of Section 9 of the Securities Purchase Agreement shall be deemed to be separately contained in the Consent and Amendment Agreement as if included herein in a manner applicable to this Consent and Amendment Agreement: (a)(Governing Law; Jurisdiction; Jury Trial); (b)(Counterparts);  (c)(Headings); (d)(Severability); (f)(Notices); (g)(Successors and Assigns); (h)(No Third Party Beneficiaries); (j)(Further Assurances); (k)(Indemnification); (l)(No Strict Construction); (m)(Remedies); (n) Payment Set Aside) and (o)(Independent Nature of Buyer’s Obligations and Rights).

IN WITNESS WHEREOF, Commerce One and BayStar each hereby execute this Consent and Amendment Agreement on the date first appearing above.

Commerce One, Inc.

By:	/s/ Charles Boynton

Name:	Charles Boynton

Title:	CFO

BayStar Capital II, L.P.

By BayStar Capital Management, LLC,its General Partner

By:	/s/ Steve Lamar
Name: Steve Lamar
Title: Managing Member

SIGNATURE PAGE TO CONSENT AND AMENDMENT AGREEMENT